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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 12, 2000


                               LAKES GAMING, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                      0-24993                 41-1913391
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)



        130 CHESHIRE LANE
       MINNETONKA, MINNESOTA                               55305
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (612) 449-9092



          (Former name or former address, if changed since last report)

                                  Page 1 of 11
                         Exhibit Index Appears on Page 6




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ITEM 5. OTHER EVENTS.

     On May 5, 2000, the Board of Directors of Lakes Gaming, Inc. (the "COMPANY") declared a dividend of one Right for each outstanding share of Common Stock of the Company to the stockholders of record at the close of business on May 15, 2000 (the "RECORD DATE").

     Except as set forth below, each Right entitles the registered holder to purchase from the Company one share of common stock, par value $.01 per share (the "COMMON STOCK"), at a price of $40.00 per share (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 12, 2000 (the "RIGHTS AGREEMENT") between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.

     Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of ten (10) Business Days following (i) a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons (an "ACQUIRING PERSON") has acquired, or obtained the right to acquire, beneficial ownership of voting securities having 15% or more of the voting power of the Company (the "STOCK ACQUISITION DATE"), or (ii) the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of voting securities having 15% or more of the voting power of the Company without the prior consent of the Board of Directors, (the earlier of such dates being called the "DISTRIBUTION DATE"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHTS CERTIFICATES") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on May 12, 2010 unless earlier redeemed by the Company as described below.

     In the event that, at any time following the Distribution Date, any person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (an "ACQUIRING PERSON"), the holder of a Right (except with respect to Rights held by the Acquiring Person, its Affiliates and Associates and certain transferees of the Acquiring Person or such Affiliates or


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Associates) shall (subject to possible suspensions provided for in the Rights
Agreement) thereafter be entitled to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock of the Company which has a value equal to twice the Purchase Price (such right being called the "FLIP-IN RIGHT"). A majority of the Board of Directors (as determined in its discretion by the vote of a majority of the Directors then in office) may elect to distribute cash, other securities or other property in lieu of Common Stock to the Right holders upon the exercise of their Rights following any such event. In the event that, at any time following the Distribution Date, the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right (in lieu of the Flip-In Right) to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value equal to twice the Purchase Price of the Right (such right being called the "FLIP-OVER RIGHT"). Upon the occurrence of any of the events giving rise to the exercisability of the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become null and void.

     For example, at a Purchase Price of $40 per Right, and assuming a current market price of $10 per share, if (i) any person becomes an Acquiring Person or
(ii) the Company is the surviving corporation in a merger with an Acquiring Person in which the Common Stock is not converted or exchanged, each Right other than a Right owned by the Acquiring Person, would entitle its holder to purchase $80 worth of the Company's Common Stock for $40.

     If, following the Distribution Date, there occurs (i) a business combination with another entity in which the Company's Common Stock is converted or exchanged, or (ii) a sale of 50% or more of the Company's assets or earning power, each Right would entitle its holder to purchase $80 worth of the acquiring entity's stock for $40.

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.



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     At any time prior to the earlier to occur of (i) the tenth Business Day following a Stock Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "REDEMPTION PRICE"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Board of Directors (as determined in its discretion by the vote of a majority of the Directors then in office) may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that (a) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person, or (b) an Acquiring Person has reduced his beneficial ownership to less than 5% of the then outstanding shares of Common Stock and there exists no other Acquiring Person at the time of such redemption. The redemption of Rights described in the two preceding sentences shall be effective only as of such time when the Flip-In Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Additionally, the Board of Directors (as evidenced by the vote of a majority of the Directors then in office) may also, at any time from and after a Stock Acquisition Date, exchange one share of Common Stock for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds any amount of Common Stock between 15% and 50% of the then outstanding shares.

     Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Board of Directors of the Company (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.


     The foregoing description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 4.1.

     The Registrant's Press Release dated May 15, 2000, which is filed as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)               Exhibits.



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4.1               Rights Agreement, dated as of May 12, 2000, between Lakes
                  Gaming, Inc., and Norwest Bank Minnesota, National Association, as Rights Agent.

99.1              Press Release dated May 15, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LAKES GAMING, INC.
                                       (Registrant)



Date: May 15, 2000              By:    /s/ Timothy J. Cope
                                       ----------------------------------------
                                       Timothy J. Cope
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary



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                                  EXHIBIT INDEX


                                                                           Page
Exhibit No.                       Description                             Number

4.1               Rights Agreement, dated as of May 12, 2000,               7
                  between Lakes Gaming, Inc. and Norwest Bank
                  Minnesota, National Association, as Rights Agent.

99.1              Press Release dated May 15, 2000                          38











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